EXHIBIT 10.8

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of August 29, 2016, by and between Moses Gross (“Seller”) and Double Grouper LLC (“Purchaser”). The Purchaser and Seller are referred to collectively in the Agreement as the “Parties”, and indivfdddidually as a “Party”.

BACKGROUND

A. Seller owns Three Million Six Hundred Thousand (3,600,000) shares of common stock of Watermark Group, Inc., a Nevada corporation (“WMHH” or the “Company”) of which Seller wishes to sell Three Million Six Hundred Thousand (3,600,000) shares to Purchaser (the “Shares”). The Company’s shares of common stock trade on the OTC Pink Market.

B. Purchaser desires to purchase the Shares from Seller and Seller desires to sell the Shares to Purchaser upon the terms and conditions set forth in this Agreement.

AGREEMENTS

In consideration of the forgoing and the promises and agreements contained herein, the parties agree as follows:

1. Purchase and Sale of the Shares. Subject to the terms and conditions hereinafter set forth, at the Closing of the transaction contemplated hereby:

(a) Seller shall sell, convey, transfer, and deliver to Purchaser certificates representing the Shares, and

(b) Purchaser shall purchase from Seller the Shares in consideration of Twenty-Five Thousand Dollars ($25,000.00) (the “Purchase Price”).

(c) The certificates representing the Company’s common stock shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion, and shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of Seller.

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(d) The closing of the transactions contemplated by this Agreement (“Closing”), shall take place after: (i) all executed documents including the stock certificate(s) duly endorsed for transfer or accompanied by appropriate stock transfer powers and medallion guaranteed signature(s) and funds have been received by David Lubin & Associates, PLLC; and (ii) the Company’s transfer agent confirms that it is in possession of the certificates representing the Shares and will record Purchaser as the owner of the Shares on the books and records of the Company.

2. Purchaser’s Representations. Purchaser hereby represents, warrants and acknowledges and agrees with the following:

(a) Purchaser is fully able, authorized and empowered to execute and deliver this Agreement, and any other agreement or instrument contemplated by this Agreement, and to perform its obligations contemplated hereby and thereby. This Agreement, and any such other agreement or instrument, upon execution and delivery by Purchaser (and assuming due execution and delivery hereof and thereof by the other parties hereto and thereto), will constitute the legal, valid and binding obligation of Purchaser, in each case enforceable against it in accordance with its respective terms.

(b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default under the terms of, any mortgage, bond, indenture or any agreement to which the Purchaser is a party or by which the Purchaser or its property or assets may be bound or materially affected, (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, Purchaser or upon the property of Purchaser, or (iii) constitute a violation by Purchaser of any applicable law or regulation of any jurisdiction as such law or regulation relates to Purchaser or to the property of Property.

(c) Purchaser is acquiring the Shares being purchased pursuant to this Agreement for its own account and for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of the Shares except in compliance with all applicable provisions of the Securities Act of the 1933, as amended (the “Act”), the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”) thereunder, and applicable state securities laws.

(d) Purchaser has received all information Purchaser considers necessary or advisable to make a decision concerning the purchase of the Shares, and has had an opportunity to review all documents relating to the Company that Purchaser deems necessary in the decision to purchase the Shares, including without limitation, all documents filed by the Company with the SEC. Purchaser understands that the Company is a shell company, as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

(b) Purchaser or Purchaser’s representative, as the case may be, has such knowledge and experience in financial, tax and business matters so as to enable Purchaser to utilize the information made available to Purchaser to evaluate the merits and risks of an investment in the Shares and to make an informed decision with respect thereto.

(c) Purchaser recognizes that investment in the Shares involves substantial risks, including loss of the entire amount of such investment, has taken full cognizance of and understands all of the risks related to a purchase of the Shares. Purchaser further recognizes that no Federal or state agencies have made any finding or determination as to the fairness of this investment or any recommendations or endorsement of the Shares.

(d) Purchaser hereby agrees not to purchase or sell the Company’s stock or any equity instrument related to the Company’s stock “on the basis of,” as such term is defined in Rule 10b5-1 of the Securities and Exchange Act of 1934, any material nonpublic information.

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(e) Purchaser understands that the Shares have not been, and will not be, registered under the Act, by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein. Purchaser understands that the Shares constitute “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold theShares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

(f) Purchaser understands that all certificates representing securities of the Company received by it pursuant to this Agreement shall bear the following legend, or one substantially similar thereto:

“The securities represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for those shares under the Securities Act of 1933, as amended, or an opinion satisfactory to the Company's counsel that registration is not required under said Act.”

3. Seller’s Representations. Seller hereby represents, warrants and acknowledges and agrees with the following:

(a) Seller owns the Shares free and clear of all adverse claims, security interests, liens, claims and encumbrances, other than as provided in the Act and applicable SEC rules and regulations.

(b) Seller is not a party to any agreement, written or oral, creating rights in respect to the Company’s stock in any third person or relating to the voting of the Company’s stock.

(c) Seller hereby represents that he is an “affiliate” of the Company as defined in Rule 144 of the Act.

4. Understandings. The Parties further acknowledge and agree as follows:

(a) The obligations of Purchaser to purchase and pay for the Shares, and of the Seller to transfer such shares and Company to record the transfer of the Shares are subject to the satisfaction at or prior to the Closing of the sale of each Share of the following conditions precedent: (i) the Shares of the Company are validly issued and fully-paid; and (ii) neither Seller, the Company, nor the transfer agent will take any action to cancel or encumber the Shares or the stock certificate(s) representing the Shares other than as required pursuant to applicable Federal and state securities laws and regulations.

(b) IN MAKING A DECISION TO BUY AND SELL THE SHARES, PURCHASER AND SELLER ARE RELYING ON THEIR OWN EXAMINATION OF THE MERITS AND RISKS INVOLVED. THE SHARES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

(c) Waiver, Amendment, Indemnification. Neither this Agreement nor any provisions hereof shall be modified, amended, discharged or terminated except by an instrument in writing, signed by the party against whom any modification, amendment, discharge or termination is sought. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same on any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

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(d) Regardless of any investigation at any time made by or on behalf of any Party hereto or of any information any Party may have in respect thereof, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or in connection with the transaction contemplated hereby shall expire at Closing and have no further or effect thereafter. The Purchase Price shall represent an irrevocable payment to Seller and neither Purchaser nor any affiliate thereof shall, under any circumstance, be entitled to a refund or a return of the Purchase Price or any portion thereof.

(e) Purchaser agrees that Purchaser and the Company are joint and severally liable for the brokerages’ commissions due and payable to third parties as a result of the transactions contemplated by this Agreement.

5. Miscellaneous.

(a) Except as set forth elsewhere herein, any notice or demand to be given or served in connection herewith shall be deemed to be sufficiently given or served for all purposes by being sent as registered or certified mail, return receipt requested, postage prepaid, addressed to the party at the address set forth on the signature page.

Either party may change its address for notices under this Agreement by written notice to the other party of such new address, delivered pursuant to this Section 5(a).

(b) THIS AGREEMENT SHALL BE CONSTRUED, AND THE RIGHTS AND OBLIGATION OF THE PARTIES HEREUNDER DETERMINED, IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF NEW YORK TO THE RIGHTS AND DUTIES OF THE PARTIES; PROVIDED, HOWEVER, THAT ALL LAWS PERTAINING OR RELATING TO CORPORATE GOVERNANCE OF THE COMPANY SHALL BE CONSTRUED IN ACCORDANCE AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEVADA WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF NEVADA TO THE CORPORATE GOVERNANCE OF THE COMPANY.

(c) In any action, proceeding or counterclaim brought to enforce any of the provisions of this Agreement or to recover damages, costs and expenses in connection with any breach of the Agreement, the prevailing party shall be entitled to be reimbursed by the opposing party for all of the prevailing party’s attorney’s fees, costs and other out-of-pocket expenses incurred in connection with such action, proceeding or counterclaim.

(d) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

(e) The Parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to, arising out of or under this Agreement, shall be brought solely and exclusively in a federal or state court located in the City of New York. By its execution hereof, the Parties hereby expressly covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in the City of New York. The Parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the Party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction the validity, legality and enforceability of the remaining provisions or obligations, or of such provisions or obligations, shall not in any way be affected or impaired thereby in any other jurisdiction.

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(f) This Agreement may be executed in multiple counterparts and by facsimile or other electronic means, each of which shall be an original, but all of which shall be deemed to constitute one instrument. The delivery of an executed counterpart of this Agreement by electronic means, including by facsimile or by "pdf" attachment to email, shall be deemed to be valid delivery thereof binding upon all the parties hereto.

(g) This Agreement shall be construed to effectuate the mutual intent of the Parties. The Parties and their counsel have cooperated in the drafting and preparation of this Agreement, and this Agreement therefore shall not be construed against any party by virtue of its role as the drafter thereof. No drafts of this Agreement shall be offered by any Party, nor shall any draft be admissible in any proceeding, to explain or construe this Agreement. Each Party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

Whereas, the Parties hereto have executed this Stock Purchase Agreement as of the date first above written.

Seller:		Purchaser:	Double Grouper LLC

By:		By:
Name:	Moses Gross	Name:	Adam Kovacevic
Title:	CEO and President	Title:	Managing Member
Address:	3811 13th Avenue	Address:	7 Dey Street, Suite 1503
	Brooklyn, New York 11218		New York, New York 10007

Company:	Watermark Group, Inc., a Nevada corporation

By:
Name:	Moses Gross
Title:	CEO and President
Address:	3811 13th Avenue
Brooklyn, New York 11218

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